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Exhibit (a)(2)

PECHINEY COMMON SHARES—ALCAN'S INCREASED PUBLIC OFFER
Illustrative Examples

									AGGREGATE AMOUNT of consideration offered by Alcan Inc. for ONE Pechiney common share(1)
Portion of the consideration in cash offered for ONE Pechiney common share(1)
								Value of the portion of the consideration in Alcan common shares offered for ONE Pechiney common share
				Average Value of Alcan common share (in euros)(3)		Reference Value of Alcan common share (in euros)	Number of Alcan common shares for ONE Pechiney common share
			Illustrative Euro / US dollar exchange rate(3)
		Weighted average price of Alcan common share (NYSE)(2)
if ≤ 95%	if > 95%								if ≤ 95%	if > 95%
€24.60	€25.60	US$29.51	1.1805	€25.00	(4)	€27.40	0.8358	€20.90	€45.50	€46.50
€24.60	€25.60	US$30.00	1.1805	€25.41		€27.40	0.8358	€21.24	€45.84	€46.84
€24.60	€25.60	US$30.50	1.1805	€25.84		€27.40	0.8358	€21.59	€46.19	€47.19
€24.60	€25.60	US$31.00	1.1805	€26.26		€27.40	0.8358	€21.95	€46.55	€47.55
€24.60	€25.60	US$31.50	1.1805	€26.68		€27.40	0.8358	€22.30	€46.90	€47.90
€24.60	€25.60	US$32.00	1.1805	€27.11		€27.40	0.8358	€22.66	€47.26	€48.26
€24.60	€25.60	US$32.35	1.1805	€27.40		€27.40	0.8358	€22.90	€47.50	€48.50
€24.60	€25.60	US$32.50	1.1805	€27.53		€27.53	0.8318	€22.90	€47.50	€48.50
€24.60	€25.60	US$33.00	1.1805	€27.95		€27.95	0.8192	€22.90	€47.50	€48.50
€24.60	€25.60	US$33.50	1.1805	€28.38		€28.38	0.8070	€22.90	€47.50	€48.50
€24.60	€25.60	US$34.00	1.1805	€28.80		€28.80	0.7951	€22.90	€47.50	€48.50
€24.60	€25.60	US$34.50	1.1805	€29.22		€29.22	0.7836	€22.90	€47.50	€48.50
€24.60	€25.60	US$35.00	1.1805	€29.65		€29.65	0.7724	€22.90	€47.50	€48.50
€24.60	€25.60	US$35.50	1.1805	€30.07		€30.07	0.7615	€22.90	€47.50	€48.50
€24.60	€25.60	US$36.00	1.1805	€30.50		€30.50	0.7509	€22.90	€47.50	€48.50
€24.60	€25.60	US$36.50	1.1805	€30.92		€30.92	0.7406	€22.90	€47.50	€48.50
€24.60	€25.60	US$37.00	1.1805	€31.34		€31.34	0.7306	€22.90	€47.50	€48.50
€24.60	€25.60	US$37.50	1.1805	€31.77		€31.77	0.7209	€22.90	€47.50	€48.50
€24.60	€25.60	US$38.00	1.1805	€32.19		€32.19	0.7114	€22.90	€47.50	€48.50
€24.60	€25.60	US$38.50	1.1805	€32.61		€32.61	0.7022	€22.90	€47.50	€48.50
€24.60	€25.60	US$39.00	1.1805	€33.04		€33.04	0.6932	€22.90	€47.50	€48.50
€24.60	€25.60	US$39.50	1.1805	€33.46		€33.46	0.6844	€22.90	€47.50	€48.50
€24.60	€25.60	US$40.00	1.1805	€33.88		€33.88	0.6758	€22.90	€47.50	€48.50
€24.60	€25.60	US$40.50	1.1805	€34.31		€34.31	0.6675	€22.90	€47.50	€48.50
€24.60	€25.60	US$41.00	1.1805	€34.73		€34.73	0.6594	€22.90	€47.50	€48.50
€24.60	€25.60	US$41.32	1.1805	€35.00	(4)	€35.15	0.6543	€22.90	€47.50	€48.50
€24.60	€25.60	US$41.50	1.1805	€35.15		€35.15	0.6514	€22.90	€47.50	€48.50
€24.60	€25.60	US$42.00	1.1805	€35.58		€35.58	0.6437	€22.90	€47.50	€48.50
€24.60	€25.60	US$42.50	1.1805	€36.00		€36.00	0.6361	€22.90	€47.50	€48.50
€24.60	€25.60	US$43.00	1.1805	€36.43		€36.43	0.6287	€22.90	€47.50	€48.50
€24.60	€25.60	US$43.50	1.1805	€36.85		€36.85	0.6215	€22.90	€47.50	€48.50
€24.60	€25.60	US$44.00	1.1805	€37.27		€37.27	0.6144	€22.90	€47.50	€48.50
€24.60	€25.60	US$44.50	1.1805	€37.70		€37.70	0.6075	€22.90	€47.50	€48.50
€24.60	€25.60	US$45.00	1.1805	€38.12		€38.12	0.6007	€22.90	€47.50	€48.50
€24.60	€25.60	US$45.05	1.1805	€38.16		€38.16	0.6001	€22.90	€47.50	€48.50
€24.60	€25.60	US$45.50	1.1805	€38.54		€38.16	0.6001	€23.13	€47.73	€48.73
€24.60	€25.60	US$46.00	1.1805	€38.97		€38.16	0.6001	€23.38	€47.98	€48.98
€24.60	€25.60	US$46.50	1.1805	€39.39		€38.16	0.6001	€23.64	€48.24	€49.24
€24.60	€25.60	US$47.00	1.1805	€39.81		€38.16	0.6001	€23.89	€48.49	€49.49
€24.60	€25.60	US$47.50	1.1805	€40.24		€38.16	0.6001	€24.15	€48.75	€49.75
€24.60	€25.60	US$48.00	1.1805	€40.66		€38.16	0.6001	€24.40	€49.00	€50.00
€24.60	€25.60	US$48.50	1.1805	€41.08		€38.16	0.6001	€24.65	€49.25	€50.25
€24.60	€25.60	US$49.00	1.1805	€41.51		€38.16	0.6001	€24.91	€49.51	€50.51
€24.60	€25.60	US$49.50	1.1805	€41.93		€38.16	0.6001	€25.16	€49.76	€50.76
€24.60	€25.60	US$50.00	1.1805	€42.35		€38.16	0.6001	€25.42	€50.02	€51.02
€24.60	€25.60	US$50.50	1.1805	€42.78		€38.16	0.6001	€25.67	€50.27	€51.27
€24.60	€25.60	US$51.00	1.1805	€43.20		€38.16	0.6001	€25.93	€50.53	€51.53
€24.60	€25.60	US$51.50	1.1805	€43.63		€38.16	0.6001	€26.18	€50.78	€51.78
€24.60	€25.60	US$52.00	1.1805	€44.05		€38.16	0.6001	€26.43	€51.03	€52.03
€24.60	€25.60	US$52.50	1.1805	€44.47		€38.16	0.6001	€26.69	€51.29	€52.29
€24.60	€25.60	US$53.00	1.1805	€44.90		€38.16	0.6001	€26.94	€51.54	€52.54
€24.60	€25.60	US$53.12	1.1805	€45.00	(4)	€38.16	0.6001	€27.00	€51.60	€52.60
€24.60	€25.60	US$53.50	1.1805	€45.32		€38.16	0.6001	€27.20	€51.80	€52.80

(1)
Cash Component: €24.60 in cash for ONE Pechiney common share. This cash component will by raised to €25.60 if Pechiney Securities representing more than 95% of Pechiney's share capital and voting rights (on a fully diluted basis) are tendered in the Offers (including any reopened offers pursuant to Article 5-2-3-1 of the General Rules and Regulations of the French Conseil des marchés financiers).

(2)
The arithmetic average of the volume-weighted average daily trading prices of the Alcan common shares on the New York Stock Exchange as they appear on the Bloomberg on-line information service (page: VAP; category VWAP) (expressed in US dollars) during the applicable 10 US trading day measurement period.

(3)
The Euro/US dollar exchange rate used in this table is provided for illustrative purposes only. The actual exchange rate used will be based on US dollars translated into euros at each applicable day's noon buying rate in New York City for cable transfers in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York on each day in the applicable 10 US trading day measurement period.

(4)
Examples of the Average Value at €25, €35 and €45, respectively, as such examples appear in "TERMS OF THE OFFERS—Illustrations" on pages 55-57 of Alcan Inc.'s Form S-4 filed on October 24, 2003 with the U.S. Securities and Exchange Commission.

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  Exhibit (a)(2)
PECHINEY COMMON SHARES—ALCAN'S INCREASED PUBLIC OFFER Illustrative Examples